UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 22, 2010

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction

of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North 5th St.
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Supertel Hospitality, Inc. (“Supertel”) is filing this Current Report on Form 8-K to update certain items in Supertel’s Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 Annual Report”) to reflect properties sold or classified as held for sale during the nine months ended September 30, 2010 as discontinued operations in accordance with FASB Accounting Standards Codification 205-20 Discontinued Operations. These reclassifications had no effect on the Company’s reported net income or loss, net income or loss applicable to common shareholders, or funds from operations.

Under requirements of the Securities and Exchange Commission (“SEC”), the classification as discontinued operations required by ASC 205-20 is required for previously issued financial statements for each of the three years presented in the Company’s 2009 Form 10-K, if those financial statements are incorporated by reference in certain subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the classification of the properties as held for sale.

Supertel is updating “Item 6 – Selected Financial Data,” “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A – Quantitative and Qualitative Disclosures about Market Risk,” and “Item 8 – Financial Statements and Supplementary Data.” All other information contained in Supertel’s 2009 Annual Report has not been updated or modified. For more recent information since the filing of Supertel’s 2009 Annual Report, please see Supertel’s Quarterly Reports on Form 10-Q and other SEC filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of KPMG LLP

99.1	Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 7A. Quantitative and Qualitative Disclosures about Market Risk
Form 10-K, Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: November 22, 2010	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of KPMG LLP

99.1

Form 10-K, Item 6. Selected Financial Data

Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Form 10-K, Item 7A. Quantitative and Qualitative Disclosures about Market Risk

Form 10-K, Item 8. Financial Statements and Supplementary Data